NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST 485BPOS

Exhibit (i)

Chapman and Cutler LLP 1801 K Street NW, Suite 700 Washington, DC 20006-1319 T 202.478.6444 F 202.296.4433

August 26, 2026

Board of Trustees of New York Life Investments Active ETF Trust

51 Madison Avenue

New York, NY 10010

Re:	NYLIM Active ETF Trust (formerly, New York Life Investments Active ETF Trust)
(Registration Nos. 333-183489 and 811-22739) with respect to its series (each a “Fund”, and collectively, the “Funds”) listed on Exhibit A attached hereto

Ladies and Gentlemen:

We have acted as counsel for NYLIM Active ETF Trust, a Delaware statutory trust (the “Trust”), in connection with the Trust’s filing on August 26, 2026 with the Securities and Exchange Commission (the “Commission”) of its Post-Effective Amendments No. 144 under the Securities Act of 1933 (the “1933 Act”) (File No. 333-183489) and its Amendment No. 150 under the Investment Company Act of 1940 (File No. 811-22739), respectively, to its Registration Statement on Form N-1A (as amended, the “Registration Statement”) relating to the issuance and sale by the Trust of an unlimited number of authorized shares of the Funds (the “Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Trust’s Declaration of Trust, as amended to date, (c) the Trust’s By-laws, as amended to date, (d) resolutions of the Board of Trustees of the Trust related to the Shares and the Funds; and (e) such other instruments, documents, statements and records of the Trust and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

August 26, 2026

Based upon the foregoing, we are of the opinion that the Shares proposed to be offered and sold pursuant to the Registration Statement, when Post-Effective Amendment No. 144 and Amendment No. 150 becomes effective pursuant to the rules and regulations of the Commission, will have been validly authorized and, when sold in accordance with the terms of the Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is limited to the Delaware statutory trust laws governing matters such as the authorization and issuance of the Shares, and we do not express any opinion concerning any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Commission, and to the use of our name in the Registration Statement under the caption “Other Service Providers – Legal Counsel” in the prospectus that is a part thereof and in the statement of additional information that is a part thereof and in any revised or amended versions thereof. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, as amended, and the rules and regulations thereunder.

Respectfully submitted,

/s/ Chapman and Cutler LLP
Chapman and Cutler LLP

August 26, 2026

Exhibit A

NYLIM CBRE Real Estate & Infrastructure ETF

NYLIM MacKay Core Plus Bond ETF

NYLIM MacKay High Income ETF

NYLIM MacKay Securitized Income ETF

NYLIM MacKay Muni Allocation ETF

NYLIM MacKay Muni Insured ETF

NYLIM MacKay Muni Short Duration ETF

NYLIM MacKay Muni Intermediate ETF

NYLIM MacKay California Muni Intermediate ETF

NYLIM Winslow Large Cap Growth ETF

NYLIM Winslow Focused Large Cap Growth ETF